Exhibit 4.5

NBL TEXAS, LLC,

as the Issuer,

EACH OF THE SUBSIDIARY GUARANTORS PARTY HERETO

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

FORM OF FOURTH SUPPLEMENTAL INDENTURE

Dated as of     , 2015

TO BASE INDENTURE

Dated as of May 2, 2013

5.625% Senior Notes due 2021

5.875% Senior Notes due 2022

5.875% Senior Notes due 2024

FOURTH SUPPLEMENTAL INDENTURE (the “Fourth Supplemental Indenture”), dated as of             , 2015, among NBL Texas, LLC, a Delaware limited liability company (“Merger Parent”), the Subsidiary Guarantors (as defined herein) and Wells Fargo Bank, National Association, as Trustee (the “Trustee”).

Rosetta Resources Inc. (“Rosetta”) and the Trustee have executed and delivered a base indenture, dated as of May 2, 2013 (as amended, supplemented or otherwise modified from time to time, the “Base Indenture”) to provide for the future issuance of the Issuer’s senior debt securities to be issued from time to time in one or more series.

Pursuant to Section 2.01 of the Base Indenture, Rosetta and the Trustee, established the terms of (i) a series of unsecured debt securities entitled the “5.625% Senior Notes due 2021” (the “2021 Notes”) pursuant to the First Supplemental Indenture, dated as of May 2, 2013, between Rosetta, the Subsidiary Guarantors and the Trustee, to the Base Indenture (the “First Supplemental Indenture”); (ii) a series of unsecured debt securities entitled the “5.875% Senior Notes due 2022” (the “2022 Notes”) pursuant to the Second Supplemental Indenture, dated as of November 15, 2013, between Rosetta, the Subsidiary Guarantors and the Trustee, to the Base Indenture (the “Second Supplemental Indenture”); and (iii) a series of unsecured debt securities entitled the “5.875% Senior Notes due 2024” (the “2024 Notes” and, together with the 2021 Notes and the 2022 Notes, the “Notes”) pursuant to the Third Supplemental Indenture, dated as of May 29, 2014, between Rosetta, the Subsidiary Guarantors and the Trustee, to the Base Indenture (the “Third Supplemental Indenture” and, the Base Indenture, as supplemented the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”).

Pursuant to that certain Agreement and Plan of Merger, dated as of May 10, 2015, by and among Noble Energy, Inc., a Delaware corporation, Bluebonnet Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Merger Parent (“Merger Sub”), and Rosetta , on July [    ] , 2015, (i) Merger Sub merged with and into Rosetta, with Rosetta continuing as the surviving corporation and a wholly owned subsidiary of Merger Parent, and (ii) immediately thereafter, Rosetta merged with and into Merger Parent, with Merger Parent continuing as the surviving entity (the transactions referred to in clauses (i) and (ii) above, the “Mergers”).

Each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

DEFINITIONS

Section 1.1 Fourth Supplemental Indenture. This Fourth Supplemental Indenture is supplemental to, and is entered into in accordance with Section 5.1 and Section 9.1 of the Indenture, and except as expressly modified, amended and supplemented by this Fourth Supplemental Indenture, all the terms, conditions and provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 1.2 Definitions. Capitalized terms used in this Fourth Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ASSUMPTION OF OBLIGATIONS

Section 2.1 First Supplemental Indenture and the 2021 Notes. Pursuant to Section 5.1 of the First Supplemental Indenture, (i) Merger Parent, as Successor Issuer to Rosetta in the Mergers, expressly assumes by this Fourth Supplemental Indenture all the obligations of Rosetta under the 2021 Notes and the First Supplemental Indenture and (ii) each Subsidiary Guarantor hereby confirms that its Subsidiary Guarantee of the 2021 Notes shall apply to Merger Parent’s obligations in respect of the First Supplemental Indenture and the 2021 Notes and that its Guarantee of the 2021 Notes shall continue to be in effect.

Section 2.2 Second Supplemental Indenture and the 2022 Notes. Pursuant to Section 5.1 of the Second Supplemental Indenture, (i) Merger Parent, as Successor Issuer to Rosetta in the Mergers, expressly assumes by this Fourth Supplemental Indenture all the obligations of Rosetta under the 2022 Notes and the Second Supplemental Indenture and (ii) each Subsidiary Guarantor hereby confirms that its Subsidiary Guarantee of the 2022 Notes shall apply to Merger Parent’s obligations in respect of the Second Supplemental Indenture and the 2022 Notes and that its Guarantee of the 2022 Notes shall continue to be in effect.

Section 2.3 Third Supplemental Indenture and the 2024 Notes. Pursuant to Section 5.1 of the Third Supplemental Indenture, (i) Merger Parent, as Successor Issuer to Rosetta in the Mergers, expressly assumes by this Fourth Supplemental Indenture all the obligations of Rosetta under the 2024 Notes and the Third Supplemental Indenture and (ii) each Subsidiary Guarantor hereby confirms that its Subsidiary Guarantee of the 2024 Notes shall apply to Merger Parent’s obligations in respect of the Third Supplemental Indenture and the 2024 Notes and that its Guarantee of the 2024 Notes shall continue to be in effect.

MISCELLANEOUS

Section 3.1 Relation to Original Indenture. This Fourth Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Notes shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this Fourth Supplemental Indenture, then the terms and conditions of this Fourth Supplemental Indenture shall prevail.

Section 3.2 Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FOURTH SUPPLEMENTAL INDENTURE.

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Section 3.3 Concerning the Trustee. The Trustee accepts the modifications of the trust effected by this Fourth Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained which shall be taken as statements of the Merger Parent and the Guarantors, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fourth Supplemental Indenture, and the Trustee makes no representation with respect thereto.

Section 3.4 Successors. All agreements of the Issuer and the Subsidiary Guarantors in this Fourth Supplemental Indenture, the Notes and the Subsidiary Guarantees shall bind their successors. All agreements of the Trustee in this Fourth Supplemental Indenture shall bind its successors.

Section 3.5 Severability. In case any one or more of the provisions in this Fourth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 3.6 Duplicate of Originals. All parties may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

[signature pages follow]

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SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first written above.

NBL TEXAS, LLC

By:
Name:
Title:

GUARANTORS:

ROSETTA RESOURCES OFFSHORE, LLC

By:
Name:
Title:

ROSETTA RESOURCES HOLDINGS, LLC

By:
Name:
Title:

ROSETTA RESOURCES OPERATING GP, LLC

By:
Name:
Title:

ROSETTA RESOURCES OPERATING LP

By:	Rosetta Resources Operating GP, LLC
its general partner

By:
Name:
Title:

S-1

ROSETTA RESOURCES MICHIGAN LIMITED PARTNERSHIP

By:	Rosetta Resources Operating LP, LLC
its general partner

By:	Rosetta Resources Operating GP, LLC
its general partner

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

S-2